Exhibit 99.2

SEND OVERNIGHT PACKAGES TO: Keefe, Bruyette & Woods, Inc. FS Bancorp, Inc. Processing Center 10 S Wacker Drive, Suite 3400 Chicago, IL 60606 (__) ____-_____ Stock Order and Certification Form

Deadline: The Subscription Offering ends at 12:00 noon, Pacific Time, on ______. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to any of our full service banking locations.  Faxes or copies of this form may not be accepted. FS Bancorp, Inc. reserves the right to accept or reject improper order forms.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM
(1) Number of Shares		(2) Total Amount Due
THE MINIMUM PURCHASE IS 25 SHARES ($250). Generally, no person may purchase more than 25,000 shares ($250,000), and no person together with an associate or group of persons acting in concert may purchase more than 50,000 shares ($500,000).

	Price Per Share x $10.00 =	$

(3a)Method of Payment - Check or Money Order		$(4)	Purchaser Information
Enclosed is a personal check, bank check or money order made payable to FS Bancorp, Inc. in the amount of: Checks will be cashed upon receipt		Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:
a. ☐
Eligible Account Holder - Check here if you were a depositor with aggregate account balances of at least $50 on deposit with 1st Security Bank of Washington as of the close of business on June 30, 2007. Enter information in Section 9 for all deposit accounts that you had at 1st Security Bank of Washington on this date.

(3b) Method of Payment – Certificate or Savings Account Withdrawal
The undersigned authorizes withdrawal from the 1st Security Bank of Washington deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. 1st Security Bank of Washington IRA accounts or accounts with check-writing privileges may NOT be listed for direct withdrawal below.

b. ☐
Supplemental Eligible Account Holder - Check here if you were a depositor with aggregate account balances of at least $50 on deposit with 1st Security Bank of Washington as of the close of business on ______but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at 1st Security Bank of Washington as of this date.

1st Security Bank of Washington Account Number(s)	Withdrawal Amount(s)
$
	$	c. ☐
Other Member - Check here if you were a depositor of 1st Security Bank of Washington as of ______, who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder categories, Enter information in Section 9 for all deposit accounts that you had at 1st Security Bank of Washington as of this date.

$
Total Withdrawal Amount	$

		d. ☐	Local Community – Check here if you are not an Eligible or Supplemental Eligible Account Holder, or an Other Member, and you reside in the Washington counties of King, Kitsup, Pierce, or Snohomish.
		e. ☐	General Public – Check here if none of the above categories apply to you.

(5) Check if you (or a household family member) are a:☐ Director or Officer of 1st Security Bank of Washington or FS Bancorp, Inc. ☐ Employee of 1st Security Bank of Washington or FS Bancorp, Inc.
(6) Maximum Purchaser Identification: ☐Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Item 1 of the Stock Order Form Instructions.

(7) Associates/Acting in Concert: ☐Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8)  Stock Registration: Please PRINT legibly and fill out completely: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below. See Stock Order Form Instructions for further guidance.

☐	Individual	☐	Tenants in Common	☐	Uniform Transfers to Minors Act	☐	Partnership
☐	Joint Tenants	☐	Individual Retirement Account	☐	Corporation	☐	Trust - Under Agreement Dated _____
Name				SS# or Tax ID

Name				SS# or Tax ID

Address				Daytime Telephone #

City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with 1st Security Bank of Washington in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all or your subscription rights.
NAMES ON ACCOUNTS	ACCOUNT NUMBERS

(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by FS Bancorp, Inc. no later than 12:00 noon, Pacific Time, on __________, otherwise this form and all of my subscription rights will be void. (continued on reverse side of form)
 *** ORDER NOT VALID UNLESS SIGNED ***
ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL
Signature	Date	Signature	Date

Internal Use Only: Date Rec’d ____ /_____ Check# ___________ $___________ Check#___________ $_________ Batch # ________ Order # ________ Category ______

(7) Associates/Acting In Concert (continued from front side of Stock Order Form) –

Associate – The term “associate” of a particular person means:
●	any corporation or organization (other than 1st Security Bank of Washington, FS Bancorp or a majority-owned subsidiary of any of them) of which the person is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;
●	any trust or other estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity;
●	any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of 1st Security Bank of Washington, FS Bancorp or any subsidiary of 1st Security Bank of Washington or FS Bancorp; and
●	any person acting in concert with any of the persons or entities specified above.

Acting in Concert – The term “acting in concert” means knowing participation in a joint activity or parallel action towards a common goal whether or not pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any arrangement.

A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that the 1st Security Bank of Washington tax-qualified employee stock benefit plans will not be deemed to be acting in concert with their trustees or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by each plan will be aggregated.  The determination of whether a group is acting in concert shall be made solely by the board of directors of 1st Security Bank of Washington or officers delegated by the board of directors and may be based on any evidence upon which the board or delegates choose to rely.

Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgment, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by FS Bancorp, Inc., this Stock Order and Certification Form may not be modified or cancelled without FS Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.]  I acknowledge that my order does not conflict with the maximum purchase limitation of $250,000 for any individual person, or the $500,000 overall purchase limitation for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Plan of Conversion and the Prospectus dated __________.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT, ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY FS BANCORP, INC., 1ST SECURITY BANK OF WASHINGTON, OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Stock Information Center at (    ) ____-______.

I further certify that, before purchasing the common stock of FS Bancorp, Inc., I received the Prospectus dated _________, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page __, which risks include but are not limited to the following:

1.	RISK FACTORS TO BE INCLUDED FROM THE PROSPECTUS WHEN FINALIZED

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

1st Security Bank of Washington	REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF 1st SECURITY BANK OF WASHNGTON (THE “BANK”) FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ____________, 20____ AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION.

The undersigned, being a member of 1st Security Bank of Washington, hereby authorizes the Board of Directors of the Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of the Bank to be held at ________________________________, Mountlake Terrace, Washington, on ______________, at ___ p.m., Pacific time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

(1)
Approval of a Plan of Conversion pursuant to which the Bank would convert from a state-chartered mutual savings bank to a state-chartered stock savings bank, including the adoption of amended and restated articles of incorporation and bylaws, the concurrent sale of all of the Bank’s capital stock to FS Bancorp, Inc., a Washington-chartered corporation and the sale by FS Bancorp, Inc. of its shares of common stock, all as provided in the Plan of Conversion.

☐     FOR          ☐     AGAINST

(2)
Such other business as may properly come before the Special Meeting or any adjournment thereof. At this time, the Board of Directors is not aware of any other business to come before the Special Meeting.

This proxy, if properly executed, will be voted in accordance with your instructions. If no instructions are given, this proxy, properly signed and dated, will be voted “FOR” adoption of the Plan of Conversion and, if necessary, for adjournment of the Special Meeting. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

▲ Detach the proxy voting card here ▲

Your Board of Directors recommends
a vote “FOR” the Plan of Conversion.

Your Board of Directors believes that converting to a public ownership structure will best support future growth and
expanded services.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION.

A detachable Stock Order Form is on the facing page.

1st Security Bank of Washington	REVOCABLE PROXY

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of 1st Security Bank of Washington either a written revocation of the proxy, or a duly executed proxy bearing a later date or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the _____th day of _________________, 20___ and a Proxy Statement for the Special Meeting prior to the signing of this proxy.

Signature:	Date:

Signature:	Date:

NOTE: Please sign exactly as your name(s) appear on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please provide your title.

IMPORTANT: Please detach, sign and return ALL proxies from ALL packets received in the enclosed postage paid envelope.
FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PLAN OF CONVERSION.

▲ Detach the proxy voting card here ▲

Your Board of Directors recommends
a vote “FOR” the Plan of Conversion.

Your Board of Directors believes that converting to a public ownership structure will best support future growth and
expanded services.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION.

A detachable Stock Order Form is on the facing page.

FS Bancorp, Inc. Stock Order and Certification Form Instructions Stock Information Center: (___)___-____

Stock Order and Certification Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares.  The maximum number of shares of common stock that can be ordered by an individual or through a single qualifying account is 25,000 shares, and no person with an associate or group of persons acting in concert may purchase more than 50,000 shares. For additional information, see “The Conversion and Stock Offering - Limitations on Stock Purchases” in the prospectus.

Item 3a – Payment for shares may be made by check, bank draft or money order payable to FS Bancorp, Inc.  DO NOT MAIL CASH.  Funds received during the offering will be held in a segregated account at 1st Security Bank of Washington and will earn interest at a rate equal to 1st Security Bank of Washington’s passbook  (statement savings) rate, which is currently ___% per annum, until completion or termination of the offering.

Item 3b - To pay by withdrawal from a savings account or certificate of deposit at 1st Security Bank of Washington insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order and Certification Form. To withdraw from an account with checking privileges, please write a check. 1st Security Bank of Washington will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community or general public boxes if you were not a qualifying customer of 1st Security Bank of Washington on any of the key dates.

Item 5 - Please check one of these boxes if you are a director, officer or employee of 1st Security Bank of Washington or FS Bancorp, Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated __________, 2011, please see the section entitled “The Conversion and Stock Offering - Limitations on Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of FS Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (___) ___-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 9 – You should list any qualifying accounts that you have or may have had with 1st Security Bank of Washington in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ___________, carefully before making an investment decision.

If you have questions regarding the conversion and the stock offering, please call us, toll free, at (___) ___-____, Monday through Friday, between 7:00 a.m. and 4:00 p.m., Pacific Time. You can also stop into our Stock Information Center located at 6920 220th Street SW, Mountlake Terrace, Washington, on Monday from 12:00 noon to 5:00 p.m., Tuesday through Thursday from 8:00 a.m. to 5:00 p.m. or Friday from 8:00 a.m. to 12:00 noon, to speak with a stock center representative.  The Stock Information Center will be closed weekends and bank holidays. (See Reverse Side for Stock Ownership Guide)

FS Bancorp, Inc. Stock Ownership Guide Stock Information Center: (__ ) ___-____

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at 1st Security Bank of Washington. The stock cannot be held in your 1st Security Bank of Washington account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers To Minors Act - For residents of Washington and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:	On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-IL
(or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

If you have questions regarding the conversion and the stock offering, please call us, toll free, at (___) ___-____, Monday through Friday, between 7:00 a.m. and 4:00 p.m., Pacific Time. You can also stop into our Stock Information Center located at 6920 220th Street SW, Mountlake Terrace, Washington, on Monday from 12:00 noon to 5:00 p.m., Tuesday through Thursday from 8:00 a.m. to 5:00 p.m. or Friday from 8:00 a.m. to 12:00 noon, to speak with a stock center representative.  The Stock Information Center will be closed weekends and bank holidays.

(See Reverse Side for Stock Order and Certification Form Instructions)